                              AMENDED AND RESTATED
                              --------------------
                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), entered into as of November 1, 2001, by and between MASSEY ENERGY COMPANY ("Parent"), A.T. MASSEY COAL COMPANY, INC., ("Massey"), and DON L. BLANKENSHIP (the "Executive").

                                   WITNESSETH:

     WHEREAS, Parent and Massey desire to retain the experience, abilities and service of the Executive upon the terms and conditions specified herein; and

     WHEREAS, the Executive is willing to provide such services upon the terms and conditions specified herein; and

     WHEREAS, the parties previously entered into an Employment Agreement (the "Prior Agreement") effective as of November 1, 2001; and

     WHEREAS, the parties desire to amend and restate the Prior Agreement as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Employment. Parent and Massey hereby offer employment to the
                ----------
Executive and the Executive hereby accepts such offers, all upon the terms and conditions set forth herein.

     SECTION 2. Term. Subject to the terms and conditions of this Agreement, the
                ----
Executive shall be employed by Parent and Massey commencing on November 1, 2001, (the "Effective Date") and terminating on April 30, 2005, (the "Primary Term") unless sooner terminated pursuant to Section 5 of this Agreement.

     SECTION 3. Duties and Responsibilities.
                ---------------------------

     A. Capacity. The Executive shall serve as Chairman and Chief Executive
        --------
Officer of Parent and Massey. The Executive shall perform the duties ordinarily expected of a Chairman and Chief Executive Officer and shall also perform such other duties consistent therewith as the Organization and Compensation Committee of Parent's Board of Directors (the "Committee") from time to time, reasonably determines.

     B. Full-Time Duties. The Executive shall devote his full business time,
        ----------------
attention and energies to the business of Parent and Massey. Notwithstanding anything herein to the contrary, the Executive shall be allowed to (a) manage the Executive's personal investments and affairs, and (b)(i) serve on boards or committees of civic or charitable organizations or trade associations, and (ii) with the permission of the Committee, serve on the board of directors of any corporation or as an advisory director of any corporation; provided that such activities do not interfere with the proper performance of his duties and responsibilities specified in Section 3(A).

     SECTION 4. Compensation.
                ------------

     A. Base Salary. During the term of this Agreement, the Executive shall
        -----------
receive a salary (the "Base Salary") of $1,000,000 per annum. The Base Salary shall be payable by Massey in accordance with the general payroll practices of Massey in effect from time to time.

     B. Annual Incentive Bonus. The Executive shall be eligible for an annual
        ----------------------
bonus pursuant to the Massey Energy Company 1999 Executive Performance Incentive Plan ("PIP") with a target amount of at least $700,000, $800,000, $900,000 and $450,000, based upon company performance for fiscal years ending in 2002, 2003, 2004 and 2005, respectively. The bonus amounts will be paid in installments on August 15 and February 15 between Massey and the Executive. The following table shows the target payment amounts and payment dates for each fiscal year's performance:

        ------------------------------------------------------------------
                FYE       August 15         February 15         TOTAL
        ------------------------------------------------------------------
        2002               $350,000          $350,000          $700,000
        ------------------------------------------------------------------
        2003               $400,000          $400,000          $800,000
        ------------------------------------------------------------------
        2004               $450,000          $450,000          $900,000
        ------------------------------------------------------------------
        2005               $450,000             N/A            $450,000
        ------------------------------------------------------------------

     The bonus payments will be based on the financial performance of Parent, Massey or both for each of the stated fiscal years. There will be predetermined performance goals and objectives established and mutually agreed to by the Committee and the Executive. The award payments will be made in accordance with standard Massey practices.

     C. Long Term Incentive Award. The Executive shall participate in Parent's
        -------------------------
Long Term Incentive Program. The Executive will participate in the fiscal year 2002, 2003, 2004 and 2005 performance cycles.

     The Long Term Incentive Award for each cycle shall consist of a target cash award of $300,000 (except for the four month fiscal 2005 performance cycle for which the target cash award shall be $150,000). The amount payable under each Long Term Incentive Award may range up to 2 times the target level as determined by the Committee in a manner consistent with Massey's established Long Term Incentive Program based on predetermined performance of Parent, Massey or both over the performance cycle. Each of the cash awards will be evidenced by an Award Agreement between Parent and the Executive pursuant to the PIP.

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                                       3

     The Long Term Incentive Program will also consist of annual grants of 50,000 non-qualified stock options, 12,700 shares of restricted stock, and a cash bonus equal to the fair market value of 7,300 shares of Parent stock (except for the four month fiscal 2005 performance cycle the Long Term Incentive Program will consist of 25,000 non-qualified stock options, 6,350 shares of restricted stock and a cash bonus equal to the fair market value of 3,650 shares of Parent stock). Each of the stock options will be evidenced by an Award Agreement between Parent and the Executive pursuant to the Massey Energy Company 1996 Executive Stock Plan (the "ESP") or the PIP and each of the restricted stock grants and the cash bonuses will be evidenced by an Award Agreement between Parent and the Executive pursuant to the PIP.

     D. Shadow Stock. As of the Effective Date the Executive shall be granted
        ------------
1,050,000 units of shadow stock ("Units") pursuant to the Massey Energy Company 1982 Shadow Stock Plan (the "Shadow Plan"), subject to the following terms and conditions, and the terms and conditions of the Shadow Stock Plan. In the event the Executive remains continuously employed by Parent or Massey from the Effective Date until the applicable vesting date, then all restrictions on the Units will expire and the Unit shall vest at the times and in the amounts set forth in the following table:

         Vesting Date                            Number of Units

       October 31, 2002                           300,000 Units

       October 31, 2003                           300,000 Units

       October 31, 2004                           300,000 Units

        April 30, 2005                            150,000 Units

     On each date that Units vest in accordance with the foregoing table, the then value of the Units will thereupon be credited to the Executive's account in the Massey Executive Deferred Compensation Program. In the event the Executive's employment with Parent and Massey terminates prior to the expiration of the Primary Term and following a "Change of Control" (as such term is hereinafter defined) or if the Executive's employment is terminated by Parent or Massey for reasons which do not constitute "Cause" as defined herein, then any Units which have not vested in accordance with the foregoing table shall be vested as of such termination date and all restrictions on the Units will expire and the then value of the Units will thereupon be credited to the Executive's account in the Massey Executive Deferred Compensation Program. In the event the Executive's employment with Parent and Massey terminates prior to the expiration of the Primary Term for any reason other than those set forth in the preceding sentence, then all of the Executive's rights in the Units which have not previously vested in accordance with the foregoing table shall terminate as of the date of termination, and all rights thereunder shall cease. The Units will be evidenced by a Shadow Stock Agreement between Parent and the Executive.

     E. Stock Appreciation Rights (SARs). As of the Effective Date, the
        --------------------------------
Executive shall be granted units of Stock Appreciation Rights (SARs) pursuant to the Massey Energy Company 1997 Stock Appreciation Rights Plan (the "SAR Plan"). The number of shares awarded shall be 787,500. All restrictions on the SARs will expire and the then value of the SARs will thereupon be credited to Executive's account in the Massey Executive Deferred Compensation Program in the event that the Executive remains continuously employed by Parent or Massey from the Effective Date until the applicable vesting date in accordance with the following table:

                Vesting Date                      Number of SARs

              October 31, 2002                     225,000 SARs

              October 31, 2003                     225,000 SARs

              October 31, 2004                     225,000 SARs

               April 30, 2005                      112,500 SARs

     In addition, all restrictions on the SARs will expire and the then value of the SARs will thereupon be credited to the Executive's account in the Massey Executive Deferred Compensation Plan in the event that the Executive's employment with Parent and Massey terminates prior to the expiration of the Primary Term following a "Change of Control" (as such term is hereinafter defined) or the Executive's employment is terminated by Parent or Massey for reasons which do not constitute "Cause" as defined herein.

     In the event that the Executive's employment with Parent and Massey terminates prior to the expiration of the Primary Term for any reason other than those set forth in the preceding sentence, then all of the Executive's rights in the SARs which have not previously vested in accordance with the foregoing table shall terminate as of the date of termination, and all rights thereunder shall cease. The SARs shall have a ten-year term from the Effective Date, subject to earlier expiration in accordance with the plan documents. The SARs will be evidenced by an SAR Agreement between Parent and the Executive.

     F. Retention Stock Award. A subaccount, denominated as the "Retention Stock
        ---------------------
Account" will be established for the Executive under the Massey Executive Deferred Compensation Plan. As of the Effective Date, the Retention Stock Account will be credited with the then value of 350,000 shares of Parent stock. The Executive's interest in the Retention Stock Account will vest on April 30, 2005 if the Executive remains in the continuous employ of Parent or Massey from the Effective Date until April 30, 2005. In addition Executive's interest in the Retention Stock Account will vest on the date of the Executive's termination of employment if the Executive's employment with Parent and Massey terminates prior to April 30, 2005 and following a "Change in Control" (as such term is hereinafter defined) or if the Executive's employment is terminated by Parent or Massey for reasons which do not constitute "Cause" as defined herein. In the event that the Executive's employment with Parent and Massey terminates prior to April 30, 2005 due to death or permanent and total disability as defined by Massey personnel policy, then the Executive will vest in a pro rata interest in the

     Retention Stock Account in accordance with the following table and the portion of the Retention Stock Account which does not vest shall terminate and be forfeited:

       ----------------------------------------------------------
                  Date of Death               Pro rata Portion
                  or Disability                 to be Vested
       ----------------------------------------------------------
        November 1, 2001 through                     2/7
        October 31, 2002
       ----------------------------------------------------------
        November 1, 2002 through                     4/7
        October 31, 2003
       ----------------------------------------------------------
        November 1, 2003 through                     6/7
        October 31, 2004
       ----------------------------------------------------------
        On or after November 1, 2004                 7/7
       ----------------------------------------------------------

     Except as provided in the three preceding sentences, the Executive's interest in the Retention Stock Account shall terminate and be forfeited if the Executive's employment with Parent and Massey terminates prior to April 30, 2005.

     The value of the Retention Stock Account shall be determined based on the value of the Parent stock as if the amount credited thereto was invested in Parent stock and received dividends and other distributions thereon to the same extent as if it was invested in Parent stock.

     G. Retention Cash Award. The Executive's account in the Massey Executive
        --------------------
Deferred Compensation Plan will be credited with $400,000 on each of October 31, 2002, October 31, 2003 and October 31, 2004 and an additional $200,000 on April 30, 2005. All restrictions on such amounts and the bookkeeping earnings thereon shall lapse on April 30, 2005 if the Executive remains in the continuous employ of Parent or Massey from the Effective Date until April 30, 2005. In the event the Executive's employment with Parent and Massey terminates prior to April 30, 2005 and following a "Change in Control" (as such term is hereinafter defined) or if the Executive's employment is terminated by Parent or Massey for reasons which do not constitute "Cause" as defined herein, then the date for the addition any credits to the Massey Executive Deferred Compensation Plan referred to in the first sentence of this paragraph shall be accelerated to such termination date and all restrictions on all such amounts (including amounts credited before the termination date) and the bookkeeping earnings thereon shall lapse as of such termination date. In the event that the Executive's employment with Parent and Massey terminates prior to April 30, 2005 due to death or permanent and total disability as defined by Massey personnel policy, all restrictions shall lapse on amounts scheduled to be credited to the Executive's account in the Massey Executive Deferred Compensation Plan on or before the Executive's termination date and the bookkeeping earnings thereon. In the event that the Executive's employment with Parent and Massey terminates prior to April 30, 2005 for any reason other than those set forth in the two preceding sentences, then all of the Executive's rights with respect to amounts credited or to be credited to the Executive's account in the Massey Executive Deferred Compensation Plan pursuant to the first sentence of this paragraph shall terminate as of the date of such termination of employment.

     H. Life Insurance Policy. The Executive's rights under the $4,000,000 split
        ---------------------
dollar life insurance policies or program owned by Parent and in force on the Effective Date shall be vested if the Executive remains in the continuous employ of the Parent or Massey from the Effective Date until April 30, 2005 or, if earlier, the termination of the Executive's employment (x) following a "Change in Control" (as such term is hereinafter defined), (y) by Parent or Massey for reasons which do not constitute "Cause" as defined herein or (z) due to death or permanent and total disability as defined by Massey's personnel policy. The Executive's rights under the $4,000,000 split dollar life insurance policies or program owned by Parent and in force on the Effective Date shall be determined without regard to this paragraph if the Executive's employment with Parent and Massey terminates before April 30, 2005 for a reason other than those set forth in items (z), (y) or (z) of the preceding sentence.

     SECTION 5.  Termination of Employment.
                 -------------------------

     Notwithstanding the provisions of Section 2, the Executive's employment hereunder may terminate under any of the following conditions:

     A. Death. The Executive's employment under this Agreement shall terminate
        -----
automatically upon his death.

     B. Disability. The Executive's employment under this Agreement may be
        ----------
terminated due to his Disability. "Disability" shall mean permanent and total disability as defined by Massey personnel policy.

     C. Termination by Company for Cause. The Executive's employment hereunder
        --------------------------------
may be terminated for Cause by Parent or Massey. For purposes of this Agreement, "Cause" means:

          (1) willful and persistent failure by the Executive to reasonably perform his duties:

          (2) conviction of a misdemeanor involving moral turpitude which materially affects the Executive's ability to perform his duties hereunder or materially adversely affects the Executive's, the Parent's or Massey's reputation or conviction of a felony;

          (3) material dishonesty, defalcation, or embezzlement or misappropriation of corporate assets or opportunities; or

          (4) any material default by the Executive in the performance of any covenants or agreements of the Executive set forth in this Agreement.

     Any termination of the Executive's employment for Cause under this Section 5(C) shall be authorized by the Parent's Board of Directors (the "Board"). The Executive shall be given notice by the Board specifying in detail the particular act or failure to act on which the Board is relying in proposing to terminate him for Cause and offering the Executive an opportunity, on a date at least 1 day after the receipt of such notice, to have a hearing, with counsel, before the Board.

     SECTION 6.  Change of Control.
                 -----------------

     A. Upon the Executive's termination of employment for any reason (including, by way of example and not of limitation, the Executive's death or permanent and total disability as defined by Massey personnel policy), within two years following a Change of Control, as defined below, any restrictions on any stock option, restricted stock, stock appreciation right, Unit or other equity-based incentive provided under the PIP, ESP, the SAR Plan, the Shadow Plan or any other plan of Parent (a "Stock Plan") shall lapse immediately.

     B. Upon the Executive's termination of employment for any reason (including, by way of example and not of limitation, the Executive's death or disability as defined by Massey personnel policy), within two years following a Change of Control, as defined below, the Executive's account in the Massey Executive Deferred Compensation Plan shall be credited with any credits accelerated in accordance with Section 4(G) and the Executive shall be vested in his rights under the split dollar life insurance policies or program in accordance with Section 4(H).

     C. A Change of Control shall have the meaning set forth in the PIP as of the Effective Date, or any definition that is more favorable to the Executive that is set forth in any subsequent Stock Plan or that is approved by the Board for the benefit of Massey's senior executives.

     SECTION 7.  Payments Upon Termination.
                 -------------------------

     A. Upon termination of the Executive's employment for any reason prior to the expiration of the Primary Term, Parent and/or Massey shall be obligated to pay, and the Executive shall be entitled to receive:

          (1) all accrued and unpaid Base Salary under Section 4(A) to the date of termination;

          (2) any unpaid bonus under Section 4(B) or long-term incentive award under Section 4(C) for the fiscal year or performance cycle ending prior to the date of termination; provided that if such termination occurs after October 31 of a calendar year, such unpaid bonus or long-term incentive award shall accrue as of October 31;

          (3) any benefits to which he is entitled under the terms of the Massey Executive Deferred Compensation Program, the Long Term Incentive Program, and any other applicable employee pension or benefit plan or program, or applicable law.

     B. Upon termination of the Executive's employment by Parent or Massey without Cause pursuant to Section 5(C), Parent and/or Massey shall be obligated to pay and the Executive shall be entitled to receive:

          (1) all of the amounts and benefits described in Section 7(A);

          (2) Base Salary under Section 4(A) for the remainder of the Primary Term, as if there had been no termination;

               (3) annual bonuses under Section 4(B)for the remainder of the Primary Term equal to the target bonus for each such fiscal year, such bonuses to be paid at the same time annual bonuses are regularly paid by Massey to him;

               (4) accelerated vesting of Units of shadow stock and corresponding credits to the Executive's account under the Massey Executive Deferred Compensation Plan in accordance with Section 4(D);

               (5) accelerated vesting of SARs and corresponding credits to the Executive's account under the Massey Executive Deferred Compensation Plan in accordance with Section 4(E);

               (6) accelerated vesting of the Executive's interest in the Retention Stock Account in accordance with Section 4(F);

               (7) accelerated credits to the Executive's account under the Massey Executive Deferred Compensation Plan in accordance with Section 4(G) and accelerated vesting of such amounts;

               (8) accelerated vesting of the Executive's rights under the split dollar life insurance policy in accordance with Section 4(H).

          C. Upon termination of the Executive's employment on account of the Executive's death or permanent and total disability as defined by Massey personnel policy, Parent and/or Massey shall be obligated to pay, and the Executive shall be entitled to receive:

               (1) all of the amounts and benefits described in Section 7(A);

               (2) accelerated vesting of a pro rata interest in the Retention Stock Account in accordance with Section 4(F);

               (3) accelerated credits to the Executive's account in the Massey Executive Deferred Compensation Plan in accordance with Section 4(G) and accelerated vesting of such amounts;

               (4) accelerated vesting of the Executive's rights under the split dollar life insurance policy in accordance with Section 4(H).

          D. In the event of any termination of employment under this Section 7, the Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

          SECTION 8. Amendment; Waiver. The terms and provisions of this
                     -----------------
Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with the terms and provisions hereof may be waived only by a written instrument executed by each Party entitled to the benefits thereof. No failure or delay on the part of any party in exercising any right, power or privilege granted hereunder shall constitute a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

          SECTION 9. Entire Agreement. Except as contemplated herein, this
                     ----------------
Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior written or oral agreements, arrangements of understandings between Parent, Massey and the Executive with respect thereto; provided, however, that this Agreement shall not affect or impair in any way the rights and obligations of Parent and Executive under the Special Successor Development and Retention Program established in August, 1998.

          SECTION 10. Notices. All notices or communications hereunder shall be
                      -------
in writing, addressed as follows or to any address subsequently provided to the other party:

          To Parent:
          Massey Energy Company
          Attention:  Chief Legal Officer
          4 North 4/th/ Street
          Richmond, VA 23219

          To Massey:

          A. T. Massey Coal Company, Inc.
          Attention:  Chief Legal Officer
          4 North 4/th/ Street
          Richmond, VA  23219

          To the Executive:

          Don Blankenship
          P.O. Box 895
          Matewan, WV  25678

          All such notices shall be conclusively deemed to be received and shall be effective, (i) if sent by hand delivery or overnight courier, upon receipt,
(ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

          SECTION 11. Severability. In the event that any term or provision of
                      ------------
this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be in any way affected or impaired thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

          SECTION 12. Binding Effect; Assignment. This Agreement shall be
                      --------------------------
binding upon and inure to the benefit of the parties and their respective successors and assigns (it being understood and agreed that, except as expressly provided herein, nothing contained in this Agreement is intended to confer upon any other person or entity any rights, benefits or remedies of any kind or character whatsoever). No rights or obligations of Parent or Massey under this Agreement may be assigned or transferred by Parent or Massey except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which Parent or Massey is not the continuing entity, or the sale or liquidation as described of all or substantially all of the assets of Parent or Massey, provided that the assignee or transferee is the successor to all or substantially all of the assets of Parent or Massey and such assignee or transferee assumes the liabilities, obligations and duties of Parent or Massey, as contained in this Agreement, either contractually or as a matter of law. Parent and Massey further agree that, in the event of a sale of assets or liquidation as described in the preceding sentence, each shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of Parent or Massey hereunder. In the event of the sale, liquidation, consolidation, or merger of Massey or substantially all the assets of Massey in which Parent does not retain an ownership interest of more than 50%, Parent agrees to guarantee payment to Executive of all amounts due under this or related agreements referenced herein.

          SECTION 13. Governing Law; Dispute Resolution. This Agreement shall be
                      ---------------------------------
governed by and construed in accordance with the laws of the Commonwealth of Virginia (except that no effect shall be given to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction). Any dispute or misunderstanding arising out of or in connection with this Agreement shall first be settled, if possible, by the parties themselves through negotiation and, failing success at negotiation through mediation, and failing success at mediation, shall be arbitrated at Richmond, Virginia. Unless otherwise agreed upon by Massey and the Executive, the arbitration shall be had before three arbitrators, each party designating an arbitrator and the two designees naming a third arbitrator experienced in employment related controversies. The procedure shall be in accordance with the rules and regulations of the American Arbitration Association.

          SECTION 14. Headings. The headings of the sections contained in this
                      --------
Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          SECTION 15. Counterparts. This Agreement may be executed in one or
                      ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date set forth above.

                                        MASSEY ENERGY COMPANY


                                        By: __________________________________



                                        A.T. MASSEY COAL COMPANY, INC.


                                        By: ___________________________________


                                        Executive:


                                        _______________________________________
                                        Donald L. Blankenship